                                                         EXHIBIT 23.1

                            [COOPERS & LYBRAND L.L.P. LETTERHEAD]

                                  ------------------

We consent to the incorporation by reference in this Prospectus Supplement relating to PNC Mortgage Securities Corp.'s Mortgage Pass-Through Certificates, Series 1997-2, issued under PNC Mortgage Securities Corp.'s Registration Statement on Form S-3, file number 33-84896, of our report dated January 22, 1996, on our audits of the consolidated financial state-ments of MBIA Insurance Corporation and Subsidiaries as of December 31, 1995 and 1994 and for the three years ended December 31, 1995. We also consent to the reference to our firm under the caption "Experts" in the Prospectus Supplement.

                                              /s/  COOPERS & LYBRAND L.L.P.
                                              -----------------------------
                                                   COOPERS & LYBRAND L.L.P.

New York, New York
February 21, 1997